UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     In connection with TTM Technologies, Inc.’s (“TTM”) previously announced execution of a stock purchase agreement with Meadville Holdings Limited (“Meadville”) and certain of its subsidiaries, TTM, Meadville, and MTG Investment (BVI) Limited, a wholly owned subsidiary of Meadville, have executed a Sell-Down Registration Rights Agreement (the “Registration Rights Agreement”), effective as of December 23, 2009. Execution of the Registration Rights Agreement was a requirement set forth in the previously announced stock purchase agreement.
     Under the terms of the Registration Rights Agreement, TTM has agreed to file a registration statement under the Securities Act of 1933, as amended, to register all shares of TTM’s common stock to be sold in a proposed “dealing facility.” Under the dealing facility, shareholders of Meadville who would be entitled to receive shares of TTM’s common stock distributed by way of special dividend from Meadville following the closing of the acquisition contemplated by the stock purchase agreement (the “PCB Combination”) may instead elect to have Meadville sell those shares on such electing shareholders’ behalf and receive the net proceeds from such sales. TTM is required to use its reasonable efforts to have such registration statement declared effective as soon as possible after the closing date of the PCB Combination, but in no event later than five days after the closing date of the PCB Combination. TTM must thereafter make such amendments and supplements to the registration statement as necessary to keep the registration statement effective until the earlier of the disposition of all shares being sold in the dealing facility or 90 days. TTM will provide customary covenants (including entering into underwriting agreements if the method of distribution is by means of an underwritten offering) and shall take such other actions (including roadshow presentations) as are reasonably required to facilitate the disposition of the shares in the dealing facility. TTM will bear all registration expenses, except for stock transfer taxes and underwriting discounts and commissions, which will be netted against the proceeds distributable to the shareholders of Meadville who elect to receive the special dividend in cash in lieu of shares of TTM’s common stock.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.1.
     The Registration Rights Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the proposed transaction that will be contained in, or incorporated by reference into, the proxy statement for the shareholders of TTM and a U.S. prospectus that will be filed in connection with the proposed transaction, as well as in the other filings that each of TTM and Meadville make with the Securities and Exchange Commission (the “SEC”), The Stock Exchange of Hong Kong, and the Securities and Futures Commission of Hong Kong.
Important Information Relating to the Proposed Transaction
     This document does not constitute an offer to sell or a solicitation of an offer to buy any securities of Meadville or TTM or a solicitation of any vote or approval. In connection with the proposed transactions described in this document, TTM will file relevant materials with the SEC at www.sec.gov, and Meadville will publish certain relevant materials on the websites of the Securities and Futures Commission of Hong Kong at www.sfc.hk and The Stock Exchange of Hong Kong at www.hkex.com.hk. TTM will file a Registration Statement on Form S-4 with the SEC that includes a proxy statement for the shareholders of TTM and a U.S. prospectus for Meadville and the shareholders of Meadville. TTM will mail the proxy statement/U.S. prospectus to its shareholders, and the U.S. prospectus to shareholders of Meadville, or Meadville will include the U.S. prospectus in the circular to its shareholders. Before making any voting or investment decision, TTM’s and Meadville’s shareholders and investors are urged to read the circular and proxy statement/U.S. prospectus regarding such transactions when they become available because they will contain important information. The proxy statement/U.S. prospectus and other documents that will be filed by TTM with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to TTM, 2630 South Harbor Boulevard, Santa Ana, CA 92704, Attention: Investor Relations.

Participants in Solicitation
     TTM, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions described in this document. Information about the directors and executive officers of TTM is set out in TTM’s definitive proxy statement, which was filed with the SEC on March 26, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/U.S. prospectus, which TTM will file with the SEC when it becomes available.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1	Sell-Down Registration Rights Agreement, dated December 23, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, and TTM Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sell-Down Registration Rights Agreement, dated December 23, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, and TTM Technologies, Inc.